Ex. 99.1

Verra Mobility Announces Fourth Quarter and Full Year 2018 Financial Results

MESA, Arizona – March 18, 2019 – Verra Mobility Corporation (NASDAQ: VRRM) (the “Company” or “Verra Mobility”) a leading provider of smart mobility technology solutions, today announced financial results for the fourth quarter and full year ended December 31, 2018.

Total revenue for the fourth quarter increased to $95.1 million compared to $63.2 million for fourth quarter of 2017. Total revenue for the full year 2018 increased to $370.1 million compared to $232.1 million for full year 2017.

“We are pleased with our execution during the fourth quarter and fiscal year 2018; this was an outstanding and transformative year for the Company. We closed two highly strategic acquisitions and became a publicly traded company through the SPAC transaction with Gores Holdings II,” said David Roberts, Chief Executive Officer of Verra Mobility. “I could not be prouder of the team and the hard work that was accomplished to make this transformation seamless.”

The Company reports its results of operations based on two operating segments: Commercial Services and Government Solutions. Commercial Services delivers market-leading automated toll and violations management and title and registration solutions to rental car companies, fleet management companies and other large fleet owners. Government Solutions delivers market-leading automated safety solutions to municipalities and school districts, including services and technology that enable photo enforcement via road safety camera programs related to red light, speed, school bus, and city bus lanes.

Fourth Quarter 2018 Financial Highlights

•	Revenues of $95.1 million
•	Net loss of $38.0 million
•	Adjusted EBITDA of $47.3 million, representing 49.7% of total revenue
•	Commercial Services segment generated total revenue of $58.4 million and segment profit of $33.2 million
•	Government Solutions segment generated total revenue of $36.7 million and segment profit of $13.1 million
•	Cash flow used in consolidated operations was $94,000

The Company recorded certain out-of-period adjustments which reduced revenue in the fourth quarter of 2018, in the aggregate amount of $4.2 million pertaining to prior 2018 quarters. These adjustments, had they been recorded in the period they originated, would have decreased revenue, as a percentage of quarterly revenue, as follows: Q1: -1.4%, Q2: -0.9%, Q3: -2.2% and

Q4: +4.4%. The overall impact of these adjustments are immaterial to the Company’s consolidated financial statements.

Full Year 2018 Financial Highlights

•	Revenues of $370.1 million
•	Net Loss of $58.4 million
•	Adjusted EBITDA of $197.6 million, representing 53.4% of total revenue
•	Commercial Services segment generated total revenue of $222.6 million and segment profit of $121.6 million
•	Government Solutions segment generated total revenue of $147.5 million and segment profit of $56.1 million
•	Cash flow from operations was $46.0 million

Quarterly Conference Call

Verra Mobility will host a conference call and live webcast to discuss financial results for investors and analysts at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) on March 19, 2019. To access the conference call, dial (800) 263-0877 for the U.S. or Canada or (646) 828-8143 with conference ID # 3538970. The webcast will be available live on the Investors section of the company website at www.verramobility.com. An audio replay of the call will also be available to investors by phone beginning at approximately 8:00 a.m. Pacific Time on March 19, 2019, until 8:59 p.m. Pacific Time on April 2, 2019, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode #3538970. In addition, an archived webcast will be available on the Investors section of the company website at www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address The Company’s expected future business and financial performance, and often contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” or “will” and similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company’s strategic acquisitions; changes in the market for our products and services; expected operating results, such as revenue growth; expansion plans and opportunities; and earnings guidance related to 2018 financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the Company’s Investor Relations website, http://ir.verramobility.com, and on the SEC website, www.sec.gov. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company’s other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve the most complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world's largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. A leading provider of connected systems, Verra Mobility processes millions of transactions each year through connectivity with more than 50 individual tolling authorities and more than 400 issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts across North America operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. For more information, visit www.verramobility.com.

Investor Contact

Marc P. Griffin

ICR, Inc., for Verra Mobility

646-277-1290

IR@verramobility.com

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$65,048,194	$8,724,945
Restricted cash	2,033,186	1,784,665
Accounts receivable, net	87,510,691	60,180,536
Unbilled receivables	12,955,507	4,802,074
Prepaid expenses and other current assets	17,600,270	15,788,912
Total current assets	185,147,848	91,281,132

Installation and service parts, net	9,282,064	9,066,913
Property and equipment, net	69,242,811	65,370,696
Intangible assets, net	514,541,531	203,749,221
Goodwill	564,723,498	294,414,522
Other non-current assets	1,845,443	982,731
Total assets	$1,344,783,195	$664,865,215

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$45,188,357	$20,158,977
Accrued liabilities	14,443,967	10,086,622
Current portion of long-term debt	9,103,518	3,250,000
Total current liabilities	68,735,842	33,495,599

Long-term debt, net of current portion and deferred financing costs	860,249,164	425,439,034
Other long-term liabilities	3,368,710	2,689,145
Payable related to tax receivable agreement	69,996,334
Asset retirement obligation	6,749,822	6,373,125
Deferred tax liabilities	33,627,191	49,603,691
Total Liabilities	1,042,727,063	517,600,594

Commitments and Contingencies

Stockholders' equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized with no shares issued and outstanding as of December 31, 2018 and 2017	—	—
Common stock, $.0001 par value, 260,000,000 shares authorized with 156,056,642 and 60,483,804 shares issued and outstanding as of December 31, 2018 and 2017, respectively	15,606	6,048
Common stock contingent consideration	73,150,000	—
Additional paid-in capital	348,017,132	129,020,351
Retained earnings (accumulated deficit)	(113,306,294)	18,238,222
Accumulated other comprehensive loss	(5,820,312)	—
Total stockholders' equity	302,056,132	147,264,621
Total liabilities and stockholders' equity	$1,344,783,195	$664,865,215

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	December 31,	December 31,
Unaudited	2018	2017
Service revenue	$93,822,287	$61,268,951
Product sales	1,283,125	1,895,085
Total revenue	95,105,412	63,164,036

Cost of service revenue	1,570,255	812,854
Cost of product sales	1,021,797	1,118,821

Operating expenses	28,582,987	21,703,161
Selling, general and administrative expenses	53,517,772	14,832,998
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	28,523,027	13,868,581
Total costs and expenses	113,215,838	52,336,415

Income from operations	(18,110,426)	10,827,621)

Interest expense	17,011,457	9,022,518
Loss on extinguishment of debt	16,335,105	—
Other income (expense), net	(1,793,712)	(837,012)
Total other expense	31,552,850	8,185,506

Income (loss) before income taxes	(49,663,276)	2,642,115)

Income tax provision (benefit)	(11,708,873)	(26,539,460)

Net income	$ (37,954,403)	$ (29,181,575)

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

	Successor		Predecessor
		Period from	Period From
	Year Ended	June 1, 2017 to	January 1, 2017 to	Year Ended
	December 31,	December 31,	May 31,	December 31,
	2018	2017	2017	2016
Service revenue	$365,075,935	$135,655,277	$92,530,939	$212,514,712
Product sales	5,069,785	2,583,410	1,340,191	18,234,874
Total revenue	370,145,720	138,238,687	93,871,130	230,749,586

Cost of service revenue	5,787,699	1,936,063	1,369,445	2,638,070
Cost of product sales	3,446,929	1,590,018	963,504	9,505,473
Operating expenses	108,883,622	50,471,055	35,967,664	83,762,399
Selling , general and administrative expenses	136,068,633	44,882,140	40,884,179	53,033,871
Depreciation, amortization, impairment and (gain) loss on disposal of assets, net	103,352,668	33,112,553	12,613,143	33,916,936
Total costs and expenses	357,539,551	131,991,829	91,797,935	182,856,749
Income from operations	12,606,169	6,246,858	2,073,195	47,892,837

Interest expense	69,550,214	20,857,920	875,102	2,706,499
Loss on extinguishment of debt	26,486,179	—	—	—
Other income, net	(8,794,596)	(2,172,261)	(1,294,299)	(2,470,776)
Total other expense (income)	87,241,797	18,685,659	(419,197)	235,723

(Loss) income before income tax (benefit) provision	(74,635,628)	(12,438,801)	2,492,392	47,657,114

Income tax (benefit) provision	(16,241,112)	(30,677,023)	1,252,793	18,661,030

Net (loss) income	$(58,394,516)	$18,238,222	$1,239,599	$28,996,084

Other comprehensive income (loss):
Foreign currency translation adjustment	(5,820,312)	—	—	—
Change in interest rate swap valuation, net of taxes	—	—	—	50,255
Total comprehensive (loss) income	$(64,214,828)	$18,238,222	$1,239,599	$29,046,339

Earnings (loss) per share:
Basic weighted average shares outstanding	87,320,072	60,483,804
Basic earnings (loss) per share	$(0.67)	$0.30	(1)	(1)
Diluted weighted average shares outstanding	87,320,072	60,483,804
Diluted earnings (loss) per share	$(0.67)	$0.30	(1)	(1)

(1)	Basis and diluted earnings (loss) per share for the Predecessor Period are not presented due to lack of comparability with the Successor Period.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor		Predecessor
		Period from	Period From
	Year Ended	June 1, 2017 to	January 1, 2017 to	Year Ended
	December 31,	December 31,	May 31,	December 31,
	2018	2017	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(58,394,516)	$18,238,222	$1,239,599	$28,996,084
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	103,346,438	33,151,063	12,574,006	33,814,562
Loss on extinguishment of debt	26,486,179	—	—	—
Deferred financing cost amortization	9,167,979	1,981,476	143,241	475,596
Accretion expense	396,374	153,542	106,404	185,021
Write-downs of installation and service parts and (gain) loss on disposal of assets	6,230	(38,510)	39,137	102,374
Installation and service parts expense	1,238,512	565,198	177,124	1,382,686
Bad debt expense	6,024,939	3,441,004	2,181,957	7,881,872
Deferred income taxes	(24,434,693)	(31,083,621)	(3,326,978)	(3,204,635)
Stock-based compensation	2,271,874	—	—	(618,911)
Changes in operating assets and liabilities:
Accounts receivable, net	(23,721,307)	(17,152,616)	6,107,664	(17,409,068)
Unbilled receivables	(6,123,612)	(362,336)	1,945,493	(2,655,961)
Prepaid expense and other current assets	2,959,758	4,202,237	(1,581,750)	(2,584,650)
Other assets	(845,281)	139,856	322,260	294,181
Accounts payable and accrued liabilities	7,125,305	(4,846,446)	22,413,747	(703,321)
Other Liabilities	512,648	(77,736)	(508,181)	(2,114,649)
Net cash provided by operating activities	46,016,827	8,311,333	41,833,723	43,841,181
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash and restricted cash acquired	(536,698,777)	(537,853,861)	—	(21,232,989)
Purchases of installation and service parts and property and equipment	(26,576,364)	(15,873,607)	(8,952,667)	(14,825,371)
Cash proceeds from the sale of assets and insurance recoveries	418,238	191,788	166,603	1,007,478
Net cash provided by (used in) investing activities	(562,856,903)	(553,535,680)	(8,786,064)	(35,050,882)
CASH FLOWS FROM FINANCING ACTIVITIES:
Successor borrowings on revolver	468,306	18,530,956	—	—
Successor repayment on revolver	(468,306)	(18,530,956)	—	—
Successor borrowings of long-term debt	1,103,800,000	444,250,000	—	—
Successor repayment of long-term debt	(654,850,879)	(1,625,000)	—	—
Successor payment of debt issuance costs	(31,752,670)	(15,917,442)	—	—
Payment of debt extinguishment costs	(12,186,961)	—	—	—
Capitalization from Merger with Gores Holdings II	803,293,629	—	—	—
Payment of underwriting and transaction costs	(24,023,524)	—	—	—
Predecessor borrowings on note payable	—	—	40,752,179	187,920,609
Predecessor repayments on note payable	—	—	(68,213,359)	(147,521,410)
Predecessor payments of debt issue costs	—	—	(30,000)	(332,500)
Capital contribution from Greenlight	169,258,843	—	—	—
Successor distribution to selling shareholders	(779,270,105)	—	—	—
Proceeds from issuance of common stock	—	129,026,399	—	—
Payment of cash dividend	—	—	—	(47,107,808)
Net cash provided by (used in) by financing activities	574,268,333	555,733,957	(27,491,180)	(7,041,109)

Effect of exchange rate changes on cash and cash equivalents	(856,487)	—	—	—

Net increase in cash, cash equivalents and restricted cash	56,571,770	10,509,610	5,556,479	1,749,190
Cash, cash equivalents and restricted cash - beginning of period	10,509,610	—	4,345,567	2,596,377
Cash, cash equivalents and restricted cash - end of period	$67,081,380	$10,509,610	$9,902,046	$4,345,567

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

	Successor	Successor	Successor	Successor	Predecessor
	For the Three Months Ended December 31,	For the Three Months Ended December 31,	For the Year Ended December 31,	Period from June 1, 2017 to December 31,	Period from January 1, 2017 to May 31,	For the Year Ended December 31,
($ in thousands)	2018	2017	2018	2017	2017	2016
Net income (loss)	$(37,954)	$29,182	$(58,395)	$18,238	$1,240	$28,996
Interest expense	17,011	9,023	69,550	20,858	875	2,706
Income tax provision expense (benefit)	(11,709)	(26,539)	(16,241)	(30,677)	1,253	18,661
Depreciation and amortization	28,508	13,895	103,346	33,151	12,574	33,815
EBITDA	(4,144)	25,559	98,260	41,570	15,942	84,178
Transaction and other related expenses (i)	30,855	135	56,443	10,190	21,772	1,154
Transformation expenses (ii)	727	1,451	8,766	3,913	—	—
Loss on extinguishment of debt (iii)	16,335	—	26,486	—	—	—
Sponsor Fees and expenses (iv)	1,250	1,804	5,383	4,228	—	—
Non-cash amortization of contract inducement (v)	—	—	—	—	277	1,784
Stock-based compensation (vi)	2,272	—	2,272	—	—	—
Adjusted EBITDA	$47,295	$28,950	$197,610	$59,901	$37,991	$87,116

(i)

Adjustments to add back deal fees incurred in relation to the ATS Merger (as defined below), Verra Mobility’s acquisition of Highway Toll Administration, LLC and Euro Parking Collection plc in March and April 2018, respectively and the Business Combination with Gores Holdings II, Inc. in October 2018. Consists primarily of acquisition services to advisors, professional fees and other expenses.

(ii)	One-time costs including costs of strategy consultants, procurement optimization and IT optimization
(iii)

Costs incurred to refinance the Company’s credit facility and term loans.  Includes prepayment penalties, the write-off of deferred financing costs, lender fees and third-party costs to issue the new debt.

(iv)	Sponsor management fees paid to Platinum Equity.
(v)	Adjustments for amortization of a tolling contract with a major RAC.
(vi)	Non-cash stock based compensation.

Basis of Presentation

On May 31, 2017, the Company was acquired by Greenlight Acquisition Corporation (“Acquirer”) pursuant to the Agreement and Plan of Merger, dated April 15, 2017 by and among the Company, Greenlight Merger Corporation, a wholly-owned subsidiary of Acquirer, (“Merger Sub”) and Acquirer whereby the Company merged with and into Merger Sub with the former surviving (the “ATS Merger”). Acquirer is ultimately owned by certain private equity investment vehicles sponsored by Platinum Equity, LLC.

Pursuant to the ATS Merger, a new basis of accounting at fair value was established in accordance with U.S. GAAP under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.  The new stepped-up basis was pushed down by Acquirer to the Company.   The consolidated financial statements and footnotes contained herein are presented in distinct periods to indicate the application of two different bases of accounting between the periods presented. The period from January 1, 2017 to May 31, 2017 has been labeled “Predecessor” and has been prepared using the historical basis of accounting of the Predecessor. The periods from June 1, 2017 to September 30, 2017 and from January 1, 2018 to September 30, 2018 have been labeled “Successor.” The accompanying condensed consolidated statements of operations, cash flows and certain footnotes include a black line division separating the Predecessor Period from the Successor Period. As a result of purchase accounting, the pre-ATS Merger and post-ATS Merger condensed consolidated statements of operations and cash flows are not comparable.

Segment profit (loss) is based on revenues and income (loss) from operations before depreciation, amortization, impairment and gain (loss) on disposal of assets and after other income, net. Depreciation, amortization, impairment and gain (loss) on disposal of assets, interest expense, loss on extinguishment of debt and income taxes are not indicative of operating performance, and, as a result are not included in the operating and reportable segments. Other income, net consists primarily of credit card rebates earned on the prepayment of tolls and therefore included in Segment profit (loss). There are no significant non-cash items reported in Segment profit (loss).

EBITDA and adjusted EBITDA.

EBITDA is defined as net income, net of interest expense, income taxes, depreciation and amortization.  Adjusted EBITDA further excludes certain non-cash expenses, loss on extinguishment of debt and other transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies. EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.